Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-241665 and 333-258185 on Form S-3 and No. 333-218984, 333-241666, 333-258192 and 333-268734 on Form S-8 of our report dated March 20, 2023, relating to the financial statements of Athenex, Inc. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Williamsville, New York

March 20, 2023